Exhibit 99.2

Quarterly Financial Supplement

For the Period Ended December 31, 2006

(NYSE: NFP)

Investor Relations Contact:

Elizabeth A. Werner

(212) 301-4084

ir@nfp.com

The Quarterly Financial Supplement ("QFS") includes financial measures, cash earnings and cash earnings per diluted share, that are not based on generally accepted accounting principles ("GAAP"). Cash earnings are defined as GAAP net income excluding amortization of intangibles, depreciation and impairment of goodwill and intangible assets. Cash earnings per diluted share are calculated by dividing cash earnings as defined above by the number of weighted average diluted shares outstanding for the period indicated. The QFS also includes measures called gross margin before management fees and gross margin before management fees as a percentage of revenue. National Financial Partners Corp. ("NFP") uses all of these measures in analyzing its performance; it believes that these measures are of interest to the investment community because they provide additional meaningful methods of evaluating certain aspects of NFP's operating performance from period to period on a basis that may not be otherwise apparent under GAAP. Cash earnings and cash earnings per diluted share should not be viewed as substitutes for GAAP net income and GAAP net income per diluted share, respectively. Gross margin before management fees and gross margin before management fees as a percentage of revenue should not be viewed as substitutes for gross margin and gross margin as a percentage of revenue, respectively. Reconciliations of cash earnings to GAAP net income, cash earnings per diluted share to GAAP net income per diluted share, gross margin before management fees to gross margin, and gross margin before management fees as a percentage of revenue to gross margin as a percentage of revenue, the most directly comparable GAAP measures, are included in the QFS and in NFP's earnings press release for the quarter ended December 31, 2006, both of which are available at www.nfp.com.

This QFS contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words "anticipate," "expect," "intend," "plan," "believe," "estimate," "may," "will" and "continue" and similar expressions of a future or forward-looking nature. Forward-looking statements may include discussions concerning revenue, expenses, earnings, cash flow, dividends, capital structure, credit facilities, market and industry conditions, premium and commission rates, interest rates, contingencies, the direction or outcome of regulatory investigations and litigation, income taxes and NFP's operations. These forward-looking statements are based on management's current views with respect to future results, and are subject to risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated by a forward-looking statement include: (1) NFP's success in acquiring high quality independent financial services distribution firms, (2) the performance of NFP's firms following acquisition, (3) competition in the business of providing financial services to the high net worth and entrepreneurial corporate markets, (4) NFP's ability, through its operating structure, to respond quickly to operational or financial situations and to grow its business, (5) NFP's ability to effectively manage its business through the principals of its firms, (6) changes in tax laws, including the elimination or modification of the federal estate tax and any change in the tax treatment of life insurance products, (7) changes in the pricing, design or underwriting of insurance products, (8) changes in premiums and commission rates, (9) adverse developments in the insurance markets in which NFP operates, resulting in fewer sales of insurance-related products, (10) adverse results or other consequences from litigation, arbitration or regulatory investigations, including those related to compensation agreements with insurance companies and activities within the life settlements industry, (11) uncertainty in the insurance and life settlements industries arising from investigations into certain business practices by various governmental authorities and related litigation, (12) the reduction of NFP's revenue and earnings due to the elimination or modification of compensation arrangements, including contingent compensation arrangements, (13) changes in interest rates or general economic conditions, (14) the impact of legislation or regulations in jurisdictions in which NFP's subsidiaries operate, including the possible adoption of comprehensive and exclusive federal regulation over all interstate insurers, (15) adverse results or other consequences from higher than anticipated compliance costs, including those related to expenses arising from internal reviews of business practices and regulatory investigations, and (16) other factors described in NFP's filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made. NFP expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

NATIONAL FINANCIAL PARTNERS CORP. CORPORATE OVERVIEW (Unaudited - in thousands, except per share data)

	At or for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2006	2006	2006	2006	2005
GAAP net income	$17,931	$16,463	$13,725	$9,459	$21,096
Amortization of intangibles	7,332	7,133	6,814	6,705	6,297
Depreciation	2,481	2,314	2,220	2,121	2,244
Impairment of goodwill and intangible assets	4,548	771	3,001	2,425	2,955

Cash earnings	$32,292	$26,681	$25,760	$20,710	$32,592

GAAP net income per share - diluted	0.44	0.41	0.34	0.24	0.54
Amortization of intangibles	0.18	0.18	0.17	0.17	0.16
Depreciation	0.06	0.06	0.06	0.05	0.06
Impairment of goodwill and intangible assets	0.11	0.02	0.07	0.06	0.08

Cash earnings per share - diluted (1)	$0.79	$0.66	$0.64	$0.52	$0.83

Shares outstanding, beginning of period	38,430	37,711	37,340	36,795	36,694
Common shares issued for acquisitions during period	160	344	121	356	28
Common shares issued for contingent consideration during period	61	20	130	8	27
Common shares issued for stock options exercised during period	98	335	89	194	132
Common shares repurchased during period	—	(5)	(35)	(13)	(91)
Other	—	25	66	—	5

Shares outstanding, end of period	38,749	38,430	37,711	37,340	36,795

Weighted average common shares outstanding	38,558	38,062	37,539	37,232	36,781
Dilutive effect of contingent consideration and incentive payments	233	158	117	284	47
Dilutive effect of escrow and stock subscriptions	64	65	64	64	64
Dilutive effect of stock-based awards	2,079	2,216	2,393	2,485	2,388

Weighted average common shares outstanding - diluted	40,934	40,501	40,113	40,065	39,280

Total NFP owned firms at period end	176	173	169	167	160
“Same store” revenue growth for quarterly period	-7.2%	1.0%	14.5%	26.3%	31.6%
“Same store” revenue growth for year-to-date period	5.4%	12.1%	19.5%	26.3%	22.4%

Net “same store” revenue growth for quarterly period	-10.6%	0.0%	8.1%	19.4%	20.5%
Net “same store” revenue growth for year-to-date period	1.4%	7.8%	12.8%	19.4%	17.0%

Debt to total capitalization	9.7%	12.9%	11.2%	10.6%	5.7%

	For the Year-to-Date Period Ended
	December 31,	December 31,	December 31,
	2006	2005	2004
"Same store" revenue growth for year-to-date period	5.4%	22.4%	16.2%
Net "same store" revenue growth for year-to-date period	1.4%	17.0%	15.7%

(1)	The sum of the per-share components of cash earnings per share - diluted may not agree to cash earnings per share - diluted due to rounding.

NATIONAL FINANCIAL PARTNERS CORP. CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (BALANCE SHEET) (Unaudited - in thousands)

	At
	December 31,	September 30,	June 30,	March 31,	December 31,
	2006	2006	2006	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$98,206	$115,146	$92,283	$83,543	$105,761
Cash, cash equivalents and securities purchased under resale agreements in premium trust accounts	57,443	56,819	57,053	50,091	52,407
Current receivables	141,866	98,043	89,906	75,806	115,279
Other current assets	24,144	17,713	19,489	19,278	19,396

Total current assets	321,659	287,721	258,731	228,718	292,843
Intangibles, net	390,252	388,211	370,146	369,010	340,969
Goodwill, net	466,391	438,555	410,931	400,512	357,353
Deferred tax assets	17,726	19,863	19,854	18,667	17,726
Other non-current assets	41,016	39,262	38,554	37,620	37,747

Total assets	$1,237,044	$1,173,612	$1,098,216	$1,054,527	$1,046,638

LIABILITIES
Current liabilities:
Premiums payable to insurance carriers	$57,581	$58,509	$60,748	$52,026	$55,047
Borrowings	83,000	111,000	90,000	82,000	40,000
Other current liabilities (1)	191,547	118,274	102,379	104,033	170,044

Total current liabilities	332,128	287,783	253,127	238,059	265,091
Deferred tax liabilities	105,163	103,858	100,265	101,198	100,011
Other non-current liabilities (1)	24,881	29,769	27,915	27,160	21,851

Total liabilities	462,172	421,410	381,307	366,417	386,953

STOCKHOLDERS’ EQUITY
Common stock at par value	4,019	3,987	3,918	3,878	3,822
Additional paid-in capital	706,512	694,761	670,606	648,291	623,102
Retained earnings	101,281	90,397	79,716	71,661	67,808
Treasury stock	(36,940)	(36,943)	(37,331)	(35,720)	(35,047)

Total stockholders’ equity	774,872	752,202	716,909	688,110	659,685

Total liabilities and stockholders’ equity	$1,237,044	$1,173,612	$1,098,216	$1,054,527	$1,046,638

(1)	Certain reclassifications have been made to conform to the current period presentation.

NATIONAL FINANCIAL PARTNERS CORP. CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND CALCULATION OF GROSS MARGIN FOR QUARTERLY PERIODS (Unaudited - in thousands)
	For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2006	2006	2006	2006	2005
Revenue:
Commissions and fees	$309,469	$267,078	$262,294	$238,272	$290,367
Cost of Services:
Commissions and fees	97,310	84,976	85,176	80,600	74,983
Operating expenses	85,842	76,071	75,745	74,214	75,504
Management fees	67,749	53,843	53,114	43,228	91,928

Total cost of services (1) (excludes amortization and depreciation shown separately below)	250,901	214,890	214,035	198,042	242,415

Gross margin	58,568	52,188	48,259	40,230	47,952

Corporate and other expenses:
General and administrative (1)	12,593	13,225	12,916	12,540	10,926
Amortization of intangibles	7,332	7,133	6,814	6,705	6,297
Impairment of goodwill and intangible assets	4,548	771	3,001	2,425	2,955
Depreciation	2,481	2,314	2,220	2,121	2,244
(Gain) loss on sale of subsidiaries	(38)	(255)	(16)	343	(6,615)

Total corporate and other expenses	26,916	23,188	24,935	24,134	15,807

Income from operations	31,652	29,000	23,324	16,096	32,145

Net interest and other	950	4	273	62	2,955

Income before income taxes	32,602	29,004	23,597	16,158	35,100

Income tax expense	14,671	12,541	9,872	6,699	14,004

Net income	$17,931	$16,463	$13,725	$9,459	$21,096

Cash Earnings Reconciliation
Net income	$17,931	$16,463	$13,725	$9,459	$21,096
Amortization of intangibles	7,332	7,133	6,814	6,705	6,297
Impairment of goodwill and intangible assets	4,548	771	3,001	2,425	2,955
Depreciation	2,481	2,314	2,220	2,121	2,244

Cash earnings	$32,292	$26,681	$25,760	$20,710	$32,592

Calculation of Gross Margin
Total revenue	$309,469	$267,078	$262,294	$238,272	$290,367
Cost of services (excludes management fees, amortization and depreciation):
Commissions and fees	97,310	84,976	85,176	80,600	74,983
Operating expenses	85,842	76,071	75,745	74,214	75,504

Gross margin before management fees	126,317	106,031	101,373	83,458	139,880
Management fees	67,749	53,843	53,114	43,228	91,928

Gross margin	$58,568	$52,188	$48,259	$40,230	$47,952

Gross margin as a percentage of total revenue	18.9%	19.5%	18.4%	16.9%	16.5%
Gross margin before management fees as a percentage of total revenue	40.8%	39.7%	38.6%	35.0%	48.2%

Management fee percentage	53.6%	50.8%	52.4%	51.8%	65.7%

(1)

Effective January 1, 2006, the Company adopted the provisions of SFAS No. 123 (revised 2004), “Share-Based Payment” (SFAS No. 123R). In accordance with SFAS No. 123R, stock-based compensation is no longer reported separately on the Consolidated Statements of Income. For the three-months ended December 31, 2006, $0.9 million and $1.7 million of stock-based compensation is included in cost of services and general and administrative expense, respectively.

NATIONAL FINANCIAL PARTNERS CORP. CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND CALCULATION OF GROSS MARGIN FOR YEAR-TO-DATE PERIODS (Unaudited - in thousands)
	For the Year-to-Date Period Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2006	2006	2006	2006	2005
Revenue:
Commissions and fees	$1,077,113	$767,644	$500,566	$238,272	$891,446
Cost of Services:
Commissions and fees	348,062	250,752	165,776	80,600	247,810
Operating expenses	311,872	226,030	149,959	74,214	259,859
Management fees	217,934	150,185	96,342	43,228	208,613

Total cost of services (1) (excludes amortization and depreciation shown separately below)	877,868	626,967	412,077	198,042	716,282

Gross margin	199,245	140,677	88,489	40,230	175,164

Corporate and other expenses:
General and administrative (1)	51,274	38,681	25,456	12,540	45,763
Amortization of intangibles	27,984	20,652	13,525	6,705	23,709
Impairment of goodwill and intangible assets	10,745	6,197	5,426	2,425	8,057
Depreciation	9,136	6,655	4,335	2,121	7,815
Loss (gain) on sale of subsidiaries	34	72	327	343	(6,298)

Total corporate and other expenses	99,173	72,257	49,069	24,134	79,046

Income from operations	100,072	68,420	39,420	16,096	96,118

Net interest and other	1,289	339	335	62	895

Income before income taxes	101,361	68,759	39,755	16,158	97,013

Income tax expense	43,783	29,112	16,571	6,699	40,831

Net income	$57,578	$39,647	$23,184	$9,459	$56,182

Cash Earnings Reconciliation
Net income	$57,578	$39,647	$23,184	$9,459	$56,182
Amortization of intangibles	27,984	20,652	13,525	6,705	23,709
Impairment of goodwill and intangible assets	10,745	6,197	5,426	2,425	8,057
Depreciation	9,136	6,655	4,335	2,121	7,815

Cash earnings	$105,443	$73,151	$46,470	$20,710	$95,763

Calculation of Gross Margin
Total revenue	$1,077,113	$767,644	$500,566	$238,272	$891,446
Cost of services (excludes management fees, amortization and depreciation):
Commissions and fees	348,062	250,752	165,776	80,600	247,810
Operating expenses	311,872	226,030	149,959	74,214	259,859

Gross margin before management fees	417,179	290,862	184,831	83,458	383,777
Management fees	217,934	150,185	96,342	43,228	208,613

Gross margin	$199,245	$140,677	$88,489	$40,230	$175,164

Gross margin as a percentage of total revenue	18.5%	18.3%	17.7%	16.9%	19.6%
Gross margin before management fees as a percentage of total revenue	38.7%	37.9%	36.9%	35.0%	43.1%

Management fee percentage	52.2%	51.6%	52.1%	51.8%	54.4%

(1)

Effective January 1, 2006, the Company adopted the provisions of SFAS No. 123 (revised 2004), “Share-Based Payment” (SFAS No. 123R). In accordance with SFAS No. 123R, stock-based compensation is no longer reported separately on the Consolidated Statements of Income. For the year-to-date period ended December 31, 2006, $3.2 million and $6.0 million of stock-based compensation is included in cost of services and general and administrative expense, respectively.

NATIONAL FINANCIAL PARTNERS CORP. ACQUISITION STATISTICS - QUARTERLY & YEAR-TO-DATE PERIODS (Unaudited - in thousands)

	For the Three Months Ended
	December 31	September 30,	June 30,	March 31,	December 31,
	2006	2006	2006	2006	2005
Number of acquisitions closed	3	7	3	10	2
Consideration:
Cash	$14,280	$30,244	$13,739	$42,225	$1,973
Common stock	7,194	15,308	6,361	18,697	901
Other	—	158	41	204	11

Total consideration paid (1)	$21,474	$45,710	$20,141	$61,126	$2,885

Target earnings of acquired firms	$6,900	$13,650	$6,900	$18,816	$1,080
Base earnings of acquired firms	$3,450	$7,545	$3,450	$10,138	$540

Revenue from new acquisitions	$23,997	$17,874	$20,184	$39,378	$37,968
Revenue from existing firms	285,472	249,204	242,110	198,894	252,399

Total revenue	$309,469	$267,078	$262,294	$238,272	$290,367

“Same store” revenue for next year period comparison	$254,211	$216,608	210,105	194,418	249,017

	For the Year-to-Date Period Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2006	2006	2006	2006	2005
Number of acquisitions closed	23	20	13	10	26
Consideration:
Cash	$97,351	$83,208	$54,464	$42,225	$110,552
Common stock	47,559	40,365	25,057	18,697	46,089
Other	470	415	257	204	5,632

Total consideration paid (1)	$145,380	$123,988	$79,778	$61,126	$162,273

Target earnings of acquired firms	$46,266	$39,366	$25,716	$18,816	$52,153
Base earnings of acquired firms	$24,583	$21,133	$13,588	$10,138	$25,655

Revenue from new acquisitions	$101,434	$77,436	$59,562	$39,378	$121,084
Revenue from existing firms	975,679	690,208	441,004	198,894	770,362

Total revenue	$1,077,113	$767,644	$500,566	$238,272	$891,446

(1)	Total consideration paid may not sum sequentially due to post-closing adjustments made relating to prior period acquisitions.

NATIONAL FINANCIAL PARTNERS CORP. INTANGIBLES AND GOODWILL DATA (Unaudited - in thousands)
	At or for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2006	2006	2006	2006	2005
Intangible Assets:
Book of business	$96,279	$98,750	$88,786	$88,646	$79,793
Management contracts	270,970	266,342	258,296	257,179	238,149
Trade name	8,829	8,727	8,454	8,358	7,981
Institutional customer relationships	14,174	14,392	14,610	14,828	15,046
Goodwill	466,391	438,555	410,931	400,511	357,353

Total intangible assets and goodwill	$856,643	$826,766	$781,077	$769,522	$698,322

Amortization Expense & Impairment Loss:
Book of business	$3,930	$3,807	$3,647	$3,516	$3,734
Management contracts	5,707	3,347	4,718	4,004	4,803
Trade name	35	12	13	36	4
Institutional customer relationships	218	218	218	218	280
Goodwill	1,990	520	1,219	1,356	431

Total amortization & impairment loss	$11,880	$7,904	$9,815	$9,130	$9,252

NATIONAL FINANCIAL PARTNERS CORP. DEFINED TERMS

Base Earnings of Acquired Firms:

Represents the cumulative preferred portion of target earnings of acquired firms that NFP capitalizes at the time of acquisition of a firm. Base earnings averaged 48% of target earnings for all firms owned by NFP at December 31, 2006.

Cash Earnings:	GAAP net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets.

Cash Earnings per Share - Diluted:	Represents cash earnings (see above) divided by weighted average diluted shares outstanding.

Common Shares Issued for Acquisitions:	Represents the portion of consideration paid in the form of shares of NFP common stock for acquisitions closed during the period presented.

Common Shares Issued for Contingent Consideration:	Represents the portion of contingent consideration paid in the form of shares of NFP common stock during the period presented.

Common Shares Repurchased:	Represents shares of NFP common stock repurchased during the period, whether in an open market transaction or privately from a firm principal or other stockholder.

Debt to Total Capitalization:	Calculated as debt outstanding at the end of the period divided by the sum of debt outstanding and total stockholders' equity at the end of the same period.

Intangible Assets - Book of Business:

A portion of the purchase price of acquisitions made by NFP is allocated to book of business. The amount allocated to this component is largely determined by the amount of recurring revenue of the acquired firm. The book of business is amortized on a straight-line basis over a ten-year period.

Intangible Assets - Goodwill:

The residual amount of the purchase price not allocated to book of business, management contracts and trade name is allocated to goodwill. In accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 142, goodwill and intangible assets deemed to have indefinite lives are not amortized but are reviewed annually (or more frequently if impairment indicators arise) for impairment. Goodwill amortization after January 1, 2002 is entirely related to impairment losses recorded against underperforming firms or firms that NFP disposed.

Intangible Assets - Management Contracts:

A portion of the purchase price of acquisitions made by NFP is allocated to management contracts. The amount allocated to this component is largely determined by the amount of non-recurring revenue of the acquired firm as well as an assumption for the lost production of the principal(s) of the firm at retirement. The management contract is amortized on a straight-line basis over a twenty-five year period.

Intangible Assets - Trade Name:	NFP generally allocates approximately 1% of the purchase price of an acquisition to trade name, which is determined to have an indefinite life and, therefore, is not amortized.

Intangible Assets - Institutional Customer Relationships:

A portion of the purchase price of an acquisition made by NFP is allocated to institutional customer relationships. The value of the asset is derived from recurring revenue generated from these institutional customers in place at the time of the acquisition, net of an allocation of expenses and is assumed to decrease over the life of the asset due to the attrition of the institutional relationships acquired. Institutional customer relationships are amortized on a straight-line basis over an eighteen year period.

“Same Store” Revenue Growth:

NFP calculates the internal growth rate of the revenue of its firms. This calculation compares the change in revenue of a comparable group of firms for the same time period in successive years. NFP includes firms in this calculation at the beginning of the first fiscal quarter that begins one year after acquisition by NFP unless a firm has merged with another owned firm or has made a sub-acquisition that represents more than 25% of the base earnings (see below) of the acquiring firm. With respect to two owned firms that merge, the combined firm is excluded from the calculation from the time of the merger until the first fiscal quarter that begins one year after acquisition by NFP of the most recently acquired firm participating in the merger. However, if both firms involved in a merger are included in the internal growth rate calculation at the time of the merger, the combined firm continues to be included in the calculation after the merger. With respect to sub-acquisitions described above, to the extent the sub-acquired firm does not separately report financial statements to NFP, the acquiring firm is excluded from the calculation from the time of the sub-acquisition until the first fiscal quarter beginning one year following the sub-acquisition. Sub-acquisitions that represent less than 25% of the base earnings of the acquiring firms are considered to be internal growth. With respect to dispositions, NFP includes these firms up to the time of disposition and excludes these firms for all periods after the disposition. The calculation is adjusted for intercompany transactions for all periods after December 31, 2005.

Management Fees:

Represents the payments made to NFP principals and/or certain entities they own based on the financial performance of the firms they manage.  Management fees include firm earnings above the firm's base earnings up to target earnings; firm earnings in excess of target earnings based on the ratio of base earnings to target earnings; accruals for certain performance-based incentive amounts payable under NFP’s ongoing incentive program; and stock-based compensation for stock awards issued to NFP's principals.

Management Fee Percentage:	Management fees as a percentage of gross margin before management fees.

NATIONAL FINANCIAL PARTNERS CORP. DEFINED TERMS

Net “Same Store” Revenue Growth:	The growth of revenue less commissions and fees as a component of cost of services of firms included in the Same Store Revenue Growth calculation, as defined above.

Sub-Acquisitions:

A sub-acquisition involves the acquisition by one of NFP's firms of a business that is too small to qualify for a direct acquisition by NFP or where the individual running the business wishes to exit immediately or soon after the acquisition. The acquisition multiple paid for sub-acquisitions is typically lower than the multiple paid for a direct acquisition by NFP.

Revenue from New Acquisitions and Revenue from Existing Firms:

NFP calculates revenue from new acquisitions and revenue from existing firms. A firm is considered to be a new acquisition for the twelve months following the acquisition. After twelve months, a firm is considered to be an existing firm. Within any reporting period, a firm may be considered to be a new acquisition for part of the period and an existing firm for the remainder of the period. Additionally, NFP Securities, Inc. and NFP Insurance Services, Inc. are considered to be existing firms. Sub-acquisitions that do not separately report their financial results are considered to be part of the firm making the acquisition. Revenue of disposed firms are included in all periods up to and including the period of disposal.

Target Earnings of Acquired Firms:

Represents the estimated annual pre-tax operating cash flow of the acquired business at the time of acquisition, which is defined as cash revenue of the business less cash and non-cash expenses, other than amortization, depreciation and compensation to the business's owners or individuals who subsequently become independent contractors who manage the business following acquisition.